Exhibit 99.1

Pareteum Receives Listing Extension from Nasdaq

NEW YORK, NY – July 9, 2020 – Pareteum Corporation (Nasdaq: TEUM), a global cloud communications platform company, announced today that on July 6, 2020, the Company received a letter from The Nasdaq Stock Market LLC (“Nasdaq”), informing the Company that Nasdaq’s Hearings Panel (the “Panel”) has granted the Company’s request to remain listed on Nasdaq. This determination is subject to the Company making certain overdue filings current with the Securities and Exchange Commission (the “SEC”) on or before October 30, 2020 and to certain other conditions.

As previously disclosed, the Company has decided to restate certain previously filed financial statements and has not yet filed with the SEC its Quarterly Report on Form 10-Q for the period ended September 30, 2019, its Annual Report on Form 10-K for fiscal 2019 or its Quarterly Report on Form 10-Q for the period ended March 31, 2020 (collectively, the “Delinquent Filings”). In connection with the pending restatement, independent legal and accounting advisors are conducting an internal investigation into the Company’s revenue recognition practices. The Company is unable to file the Delinquent Filings before the independent investigation and the ongoing accounting evaluation are completed. As a result, on November 13, 2019 and March 18, 2020, the Company had received a notice from Nasdaq indicating that, unless the Company timely requested a hearing before the Panel, the Company’s common stock would be subject to suspension and delisting from Nasdaq due to non-compliance with Nasdaq Listing Rule 5250(c)(1).

The Company is continuing its work on the Restatement Process and expects to complete this process and file all its restated financial information and the Delinquent Filings on or before October 30, 2020.

“We are appreciative of the Nasdaq Hearings Panel’s decision to grant us our requested extension for continued listing on Nasdaq. The management team and Board of Directors have placed the highest priority on our continued listing, and we want to assure all stakeholders that we continue to work diligently to complete the restatement,” said Bart Weijermars, Interim CEO of Pareteum.

About Pareteum Corporation:

Pareteum is an experienced provider of Communications Platform as a Service solutions. Pareteum empowers enterprises, communications service providers, early stage innovators, developers, IoT, and telecommunications infrastructure providers with the freedom and control to create, deliver and scale innovative communications experiences. The Pareteum platform connects people and devices around the world using the secure, ubiquitous, and highly scalable solution to deliver data, voice, video, SMS/text messaging, media, and content enablement. For more information please visit: www.pareteum.com.

Forward Looking Statements:

Certain statements contained herein constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements with respect to the Company’s plans and objectives, projections, expectations and intentions. These forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including risks arising from the novel coronavirus (COVID-19) pandemic. We discuss many of these risks, uncertainties and assumptions in Item 1A under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, as updated by our other filings with the SEC. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from those projected or suggested in the Company’s filings with the Securities and Exchange Commission, copies of which are available from the SEC or may be obtained upon request from the Company.

Media Inquiries
Press@pareteum.com

Pareteum Investor Relations Contacts:

Investor Relations +1 (646) 975-0400

Investor.relations@pareteum.com